UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒	Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material under Rule 14a-12
AUTODESK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Autodesk employees,
Earlier this week we began mailing materials for the upcoming Autodesk annual stockholder meeting to be held on Wednesday, June 10, 2015. If you owned Autodesk shares (not options or unvested restricted stock units) on April 13, 2015, you should receive materials as part of the mailing.  Please note that you likely have received or will receive this information via email rather than regular mail.  The delivery method depends on how you previously elected to receive stockholder materials from Autodesk.

If you hold your shares in an E*TRADE account, you should have received an email from them this morning with a link to the materials.  Those materials instruct you on how to submit your vote.
Additionally, a copy of the stockholder materials can also be viewed here: http://www.sec.gov/Archives/edgar/data/769397/000120677415001415/autodesk_def14a.htm.
We encourage you to review this material and cast your vote to approve the proposals.
Regardless of whether you own shares or not, you may review Autodesk’s 2015 Annual Report here: http://investors.autodesk.com/phoenix.zhtml?c=117861&p=irol-reportsAnnual.
If you have any questions, please call the Autodesk Investor Relations at 415-507-6373.
David Gennarelli